Realm Production and Entertainment, Inc.

                        CONFIDENTIAL EMPLOYMENT AGREEMENT

     Employment Agreement, dated August 1, 1997, between Realm Production and Entertainment, Inc., (the "Company") and Gus A. Guilbert, Jr. (the "Employee").

     1. For good consideration, the Company employs the Employee on the following terms and conditions.

     2. TERM OF EMPLOYMENT: The term of this agreement shall be for a 36 month period commencing on the date hereof. The Company may terminate this agreement at any time upon Seven (7) days written notice.

     3. SALARY: The Company shall pay Employee an annual salary averaging Thirty Six Thousand Dollars ($36,000) PER YEAR FOR THE TERM OF EMPLOYMENT (I.E. $30,000 FOR 1ST YEAR; $36,000 FOR 2ND year and $42,000 for 3rd year), for the services of the Employee, payable at regular payroll periods.

     4. DUTIES AND POSITION: The Company hires the Employee in the capacity of Executive Vice President and advisor regarding the Company's technical affairs. The Employee's duties may be reasonably modified at the Company's disgression from time to time.

     5. EMPLOYEE TO DEVOTE FULL TIME TO COMPANY: The Employee will devote full time, attention, and energies to the business of the Company.

     6. CONFIDENTIALITY OF PROPRIETARY INFORMATION: Employee agrees, during the term of this employment, not to reveal confidential information, or trade secrets to any person, firm, corporation, or entity.

     7. REIMBURSEMENT OF EXPENSES: The Employee may incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all business expenses pursuant to Company policy.

     8. NON-ACCOUNTABLE EXPENSES: The Employee shall be entitled to a non-accountable expense reimbursement of One Hundred Dollars ($100) per month to cover Company use of vehicle, cellular telephone, beeper, etc... owned by Employee.

     9. OTHER COMPENSATIONS: The Company hereby issues (see attached Agreement) warrants for 25,000 Common Shares of the Company at $2.00 per Common Share pursuant to the terms and conditions of the executed warrant.

     10. MISCELLANEOUS: This agreement supersedes any prior agreement between the Company and the Employee. This Agreement cannot be modified, nor can any of its provisions be waived, except by woven agreement signed by all parties. The State of Florida shall govern this Agreement. In the event of any dispute as to the terms of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees.

ACCEPTED AND AGREED TO ON THIS DAY AUGUST         , 1997
                                          --------

Realm Production and Entertainment, Inc.                    Gus A. Guilbert, Jr.

----------------------------------                          --------------------
Steven Adelstein - President                                           Employee






                            VIDKID DISTRIBUTION, INC.

4950 WEST PROSPECT ROAD  FORT LAUDERDALE, FL 33309 954-745-0077 FAX 954-745-0078

                                [GRAPHIC OMITTED]

                                   MEMORANDUM

Date:         September 30, 1999

To:           Gus Guilbert, Jr.

From:         Steven Adelstein

RE:           Assignment of Employment Agreement

Dear Mr. Guilbert,

Relating  to the  Employment  Agreement  dated  August  1,  1997  between  Realm
Production and Entertainment, Inc. (Realm) and Gus A. Guilbert, Jr.; and pursuant to the terms and conditions of the known Merger Agreement, whereby all assets and agreements of the parent entity, Realm, have been assigned to the spin off entity, VidKid Distribution, Inc. (VidKid), VidKid hereby acknowledges and accepts the assignment of Realm's obligations to Gus A. Guilbert, Jr., pursuant to the terms and conditions contained therein. Additionally, VidKid hereby extends Mr. Guilbert's Employment Agreement through December 31, 2000.

If you agree, please execute below where indicated.

Sincerely,                                            AGREED TO AND ACCEPTED BY:



Steven Adelstein                                            --------------------
President                                                   Gus A. Guilbert, Jr.